UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2008

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.            Completion of Acquisition or Disposition of Assets.

On July 25, 2008, AECOM Technology Corporation (“AECOM”) completed its previously announced acquisition of Earth Tech (“Earth Tech”), a business unit of Tyco International Ltd., pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of February 11, 2008, by and among AECOM, Tyco International Finance S.A. (“Tyco”) and other seller parties thereto.  A copy of the press release dated July 28, 2008 announcing the completion of the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

AECOM and Tyco entered into two amendments to the Purchase Agreement, each dated as of July 25, 2008.  Pursuant to Amendment No. 1 to the Purchase Agreement (“Amendment No. 1”), the parties agreed to exclude the purchase of Tyco’s equity participations in certain Earth Tech Chinese joint venture operations from the Purchase Agreement and allow those operations to be sold directly by Tyco to third parties.  Pursuant to Amendment No. 2 to the Purchase Agreement (“Amendment No. 2”), the parties agreed to, among other things, delay the transfer of Earth Tech’s United Kingdom businesses to AECOM until certain third party consents to the transaction are obtained.  Pending receipt of such consents, the parties have agreed for AECOM to manage the U.K. operations.  The foregoing descriptions of Amendment No. 1 and Amendment No. 2 are qualified in their entirety by the actual terms of Amendment No. 1 and Amendment No. 2, copies of which are filed with this report as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.  A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by AECOM with the U.S. Securities and Exchange Commission on February 12, 2008 and is incorporated herein by reference.

AECOM also announced that it completed the divestiture of certain Earth Tech businesses.  Concurrent with the close of the purchase of Earth Tech, AECOM divested Earth Tech’s Water & Power Technologies (“WPT”) and North American Contract Operations (“NACO”) businesses and Earth Tech’s Mexican operations.

The value of the divested WPT, NACO and Mexico assets noted above, along with the value of certain assets that have been carved out of the sale transaction with Tyco and other purchase price adjustments, represent a total of $175 million of the original $510 million transaction value.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of Earth Tech described in Item 2.01 above, on July 25, 2008 AECOM borrowed approximately $400 million under its existing revolving credit facility.  While outstanding, the borrowing will bear interest, at AECOM’s option, at either (a) a base rate (the greater of the federal funds rate plus 0.50% or the bank’s reference rate), or (b) an offshore, or LIBOR, rate plus a margin which ranges from 0.50% to 1.375%.  The foregoing description of AECOM’s revolving credit facility is qualified by reference to the complete copy of the Second Amended and Restated Credit Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed by AECOM with the U.S. Securities and Exchange Commission on September 7, 2007.

Item 9.01             Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than October 10, 2008, the date that is 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)         Pro forma financial information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than October 10, 2008, the date that is 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

                                                                                              (d)    Exhibits.

                                                                                                    2.1                      Amendment No. 1 to Purchase Agreement, dated as of July 25, 2008, by and among AECOM Technology Corporation, Tyco International Finance S.A. and certain other seller parties thereto.

                                                                                                    2.2                      Amendment No. 2 to Purchase Agreement, dated as of July 25, 2008, by and among AECOM Technology Corporation, Tyco International Finance S.A. and certain other seller parties thereto.

                                                                                                  99.1                      Press Release, dated July 28, 2008, announcing AECOM’s completion of the Earth Tech acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: July 31, 2008	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

2.1 Amendment No. 1 to Purchase Agreement, dated as of July 25, 2008, by and among AECOM Technology Corporation, Tyco International Finance S.A. and certain other seller parties thereto.

2.2 Amendment No. 2 to Purchase Agreement, dated as of July 25, 2008, by and among AECOM Technology Corporation, Tyco International Finance S.A. and certain other seller parties thereto.

99.1 Press Release, dated July 28, 2008, announcing AECOM’s completion of the Earth Tech acquisition.